As filed with the Securities and Exchange Commission on April 23, 2008
Registration No. 333-
333-140824

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AND POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-140824
UNDER THE SECURITIES ACT OF 1933

SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in the charter)

Delaware (State or other jurisdiction of Incorporation or organization)	20-2436320 (I.R.S. Employer Identification No.)
3801 South Oliver
Wichita, Kansas 67210
(Address, with zip code, of principal executive offices)
SPIRIT AEROSYSTEMS HOLDINGS, INC. AMENDED AND RESTATED
SHORT-TERM INCENTIVE PLAN
SPIRIT AEROSYSTEMS HOLDINGS, INC. SECOND AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

Jeffrey L. Turner
Chief Executive Officer
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gloria Farha Flentje, Esq. General Counsel Spirit AeroSystems Holdings, Inc. 3801 South Oliver Wichita, Kansas 67210 (316) 526-9000	William R. Wood, II Foulston Siefkin LLP Commerce Bank Center 1551 North Waterfront Parkway Suite 100 Wichita, Kansas 67206 (316) 267-6371
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount To Be	Offering Price	Aggregate Offering	Registration
Title of Securities To Be Registered	Registered(1)	Per Share(2)	Price(2)	Fee
Class A Common Stock, $0.01 par value per share
SPIRIT AEROSYSTEMS HOLDINGS, INC., AMENDED AND RESTATED SHORT-TERM INCENTIVE PLAN	2,000,000	$25.66	$51,320,000.00	$2,016.88
SPIRIT AEROSYSTEMS HOLDINGS, INC., SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN	3,000,000	$25.66	$76,980,000.00	$3,025.31

(1)	This Registration Statement on Form S-8 is (i) a new registration statement and (ii) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (registration No. 333-140824). See Explanatory Note below.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum offering price in respect of the Plan have been determined based on the average of the high and low prices reported on the New York Stock Exchange Composite Tape on April 18, 2008.

EXPLANATORY NOTE
          On February 21, 2007, Spirit AeroSystems Holdings, Inc., (the “Registrant”) filed a registration statement on Form S-8 (Reg. No. 333-140824)(the “Prior Registration Statement”) with the Securities and Exchange Commission registering the offer and sale of 418,999 shares of Class A common stock , $0.01 par value per share (“Class A Shares”) under the Spirit AeroSystems Holdings, Inc., Short-Term Incentive Plan (the “STIP”) and 325,450 Class A Shares under the Amended and Restated Long-Term Incentive Plan (the “LTIP”). The Registration Statement also registered the offer and sale of 418,999 shares of Class B common stock, $0.01 par value per share (“Class B Shares”) under the STIP Plan and 325,450 Class B Shares under the LTIP Plan.
     On February 4, 2008, the STIP was amended by the adoption of the Spirit AeroSystems Holdings, Inc. Amended and Restated Short-Term Incentive Plan and the LTIP was amended by the adoption of the Spirit AeroSystems Holdings, Inc., Second Amended and Restated Long Term Incentive Plan (the “Amended and Restated STIP,” and the “Second Amended and Restated LTIP,” respectively, and collectively the “Amended and Restated Plans”). The Amended and Restated Plans are also sometimes referred to generally as the STIP and the LTIP, with the intent that the terms refer to the originally registered plans or the plans as amended to date, as the context indicates. The February 4, 2008, amendments to the STIP and the LTIP were approved by the Registrant’s shareholders at their annual meeting on April 22, 2008.

     The Amended and Restated STIP increased the number of Class A Shares authorized under the STIP by 2,000,000 shares (for an aggregate number of Class A Shares issuable under the STIP of 2,800,000 shares) and also provided that from and after the approval of the adoption of the Amended and Restated STIP by the Registrant’s shareholders, all future grants of shares under the STIP will be made only in Class A Shares and not Class B Shares. The Second Amended and Restated LTIP increased the number of shares authorized under the LTIP by 3,000,000 Class A Shares (for an aggregate number of Class A Shares issuable under the LTIP of 3,400,000 shares) and also provided that from and after the approval of the adoption of the Amended and Restated LTIP by the Registrant’s shareholders, all future grants of shares under the LTIP will be made only in Class A Shares and not Class B Shares.
     Pursuant to Form S-8 and to General Instruction E of Form S-8 and Rule 429 and the undertaking in Item 9(a)(3) of the Prior Registration Statement to remove from registration “any securities being sold that remain unsold after termination of the offering,” this Registration Statement and Post-Effective Amendment to Registration Statement No. 333-140824 is being filed to:
a.	Increase by 2,000,000 the number of Class A Shares registered for issuance under the STIP;

b.	Increase by 3,000,000 the number of Class A Shares registered for issuance under the LTIP; and

c.	Remove from registration all Class B Shares registered under the Registration Statement that remain unissued under the STIP and the LTIP.
The contents of the Registration Statement (File No. 333-140824) are incorporated herein by reference.

Item 8. Exhibits.

Exhibit No.	Description

*4.1	Specimen Copies of Registrant’s Class A Common Stock

5.1	Opinion of Foulston Siefkin LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Foulston Siefkin LLP is contained in Exhibit 5.1 to this Registration

24.1	Power of Attorney is contained on the first signature page of this Registration Statement.

99.1	Spirit AeroSystems Holdings, Inc. Amended and Restated Short-Term Incentive Plan

99.2	Spirit AeroSystems Holdings, Inc. Second Amended and Restated Long-Term Incentive Plan

*	Incorporated by reference to Registrant’s Amendment No. 5 to Form S-1, as amended (Commission File No. 333-135486) filed on November 17, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement and Post Effective Amendment No. 1 to Registration Statement No. 333-140824 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas on April 21, 2008.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
By:	/s/ Ulrich Schmidt
	Name:	Ulrich Schmidt
	Title:	Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints ULRICH SCHMIDT and JEFFREY L. TURNER and both or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY L. TURNER JEFFREY L. TURNER	President, Chief Executive Officer and Director (Principal Executive Officer)	April 21, 2008

/s/ ULRICH SCHMIDT ULRICH SCHMIDT	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	April 21, 2008

/s/ DANIEL R. DAVIS DANIEL R. DAVIS	Corporate Controller (Principal Accounting Officer)	April 21, 2008

/s/ IVOR EVANS IVOR EVANS	Director	April 21, 2008

/s/ PAUL FULCHINO PAUL FULCHINO	Director	April 21, 2008

/s/ RICHARD GEPHARDT RICHARD GEPHARDT	Director	April 21, 2008

/s/ ROBERT JOHNSON ROBERT JOHNSON	Director	April 21, 2008

Signature	Title	Date

/s/ RONALD KADISH RONALD KADISH	Director	April 21, 2008

/s/ SETH MERSKY SETH MERSKY	Director	April 21, 2008

/s/ FRANCIS RABORN FRANCIS RABORN	Director	April 21, 2008

/s/ NIGEL WRIGHT NIGEL WRIGHT	Director	April 21, 2008

INDEX TO EXHIBITS

*4.1	Form of Class A Stock Certificate

5.1	Opinion of Foulston Siefkin LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Foulston Siefkin LLP is contained in Exhibit 5.1 to this Registration

24.1	Power of Attorney is contained on the first signature page of this Post-Effective Amendment No. 1 to Registration Statement.

99.1	Spirit AeroSystems Holdings, Inc. Amended and Restated Short-Term Incentive Plan

99.2	Spirit AeroSystems Holdings, Inc. Second Amended and Restated Long-Term Incentive Plan

*	Incorporated by reference to Registrant’s Amendment No. 5 to Form S-1, as amended (Commission File No. 333-135486) filed on November 17, 2006.